UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4955 Directors Place, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 523-2990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 25, 2011. There were 12,612,352 shares of common stock entitled to be voted as of April 15, 2011, and 8,106,296 shares present in person or by proxy, at the Annual Meeting.

Two items of business were acted upon by stockholders at the Annual Meeting. The voting results are as follows:

Proposal 1: Election of Directors.

Stockholders elected the three nominees to serve on the board of directors until the 2014 Annual Meeting of Stockholders.

	Votes For	Votes Withheld	Broker Non-Votes
Mr. Peter Johnson	2,810,629	723,973	4,571,694
Ms. Cheryl Wenzinger	3,239,568	295,034	4,571,694
Mr. Michael Zak	3,245,543	289,059	4,571,694

Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2011.

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,952,957	38,172	115,167	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: June 1, 2011	By:	/s/ James E. Levine
	Name:	James E. Levine
	Title:	President and Chief Executive Officer